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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Pacific Crest Capital, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FRIDAY, MAY 10, 2002

        Notice is hereby given that the annual meeting of the shareholders of Pacific Crest Capital, Inc. will be held on Friday, May 10, 2002, at the Hyatt Westlake Hotel, 880 South Westlake Blvd., Westlake Village, California 91361, at 2:00 p.m. for the following purposes:

  1.
  Election of Directors. To elect two persons to the board of directors for a term of three years and to serve until their successors are elected and qualified, as more fully described in the accompanying proxy statement.

  2.
  Adoption of the Pacific Crest Capital, Inc. 2002 Equity Incentive Plan. To approve the adoption of the Pacific Crest Capital, Inc. 2002 Equity Incentive Plan.

  3.
  Other Business. To transact such other business as may properly come before the meeting and at any and all adjournments thereof.

        Only those shareholders of record at the close of business on Friday, March 15, 2002, shall be entitled to notice of and to vote at the meeting.

        Shareholders are urged to sign and return the enclosed proxy in the postage prepaid envelope as promptly as possible, whether or not they plan to attend the meeting in person. Shareholders who attend the meeting may withdraw their proxy and vote in person if they wish to do so.

By order of the board of directors

Robert J. Dennen Senior Vice President, Chief Financial Officer, and Secretary

Agoura Hills, California April 10, 2002

PACIFIC CREST CAPITAL, INC.
PROXY STATEMENT
TABLE OF CONTENTS

30343 Canwood Street
Agoura Hills, California 91301
(818) 865-3300

PROXY STATEMENT
For the
ANNUAL MEETING OF SHAREHOLDERS
To be held Friday, May 10, 2002

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Pacific Crest Capital, Inc. ("Pacific Crest Capital") for use at the annual meeting of the shareholders of Pacific Crest Capital to be held on Friday, May 10, 2002, at the Hyatt Westlake Hotel, located at 880 South Westlake Blvd., Westlake Village, California 91361, at 2:00 p.m., and at any adjournment thereof. This Proxy Statement and the enclosed proxy card and other enclosures will be first mailed to shareholders on or about April 10, 2002. Only shareholders of record at the close of business on Friday, March 15, 2002 (the "record date"), are entitled to vote in person or by proxy at the meeting or any adjournment thereof.

Matters to be Considered

        The matters to be considered and voted upon at the meeting will be:

  1.
  Election of Directors. To elect two persons to the board of directors for a term of three years and to serve until their successors are elected and qualified. The board of directors' nominees are:

        Richard S. Orfalea
        Gary Wehrle

  2.
  Adoption of the Pacific Crest Capital, Inc. 2002 Equity Incentive Plan. To approve the adoption of the Pacific Crest Capital, Inc. 2002 Equity Incentive Plan (the "2002 Equity Incentive Plan").

  3.
  Other Business. To transact such other business as may properly come before the meeting and at any and all adjournments thereof.

Costs of Solicitation of Proxies

        This solicitation of proxies is made on behalf of the board of directors of Pacific Crest Capital, and Pacific Crest Capital will bear the costs of solicitation. The expense of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in this solicitation of proxies also will be borne by Pacific Crest Capital. It is contemplated that proxies will be solicited principally through the mail, but directors, officers, and regular employees of Pacific Crest Capital or its subsidiary, Pacific Crest Bank (the "Bank"), may solicit proxies personally or by telephone. In addition, Pacific Crest Capital has engaged Corporate Investor Communications to assist in the distribution and solicitation of proxies, for which Pacific Crest Capital has agreed to pay a fee of $3,500. Although there is no formal agreement to do so, Pacific Crest Capital may reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals.

Voting and Revocation of Proxies

        The authorized capital of Pacific Crest Capital consists of 10,000,000 shares of common stock, par value $.01 per share, of which 2,422,519 shares were issued, outstanding and entitled to vote on the record date, and 2,000,000 shares of serial preferred stock, par value $.01 per share, of which no shares were issued and outstanding on the record date. A majority of the outstanding shares of common stock constitutes a quorum for the conduct of business at the meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Each holder of common stock is entitled to one vote, in person or by proxy, for each share of common stock standing in his or her name on the books of Pacific Crest Capital as of the record date, on any matter submitted to the shareholders. Pacific Crest Capital's Certificate of Incorporation does not authorize cumulative voting.

        In the election of directors, the two individuals receiving the highest number of votes "FOR" will be elected. Abstentions from voting and votes "WITHHELD" in the election of directors will have no legal effect. Abstentions are counted for the purposes of determining the number of shares which are present in person or represented by proxy at the meeting and entitled to vote on the approval of the 2002 Equity Incentive Plan. Consequently, an abstention has the same effect as a vote against such proposals, as each abstention is one less vote in favor of the proposal. Shares not voted on proxies returned by brokers are not counted for the purposes of determining the number of shares present in person or represented by proxy at the meeting and will have no impact on either the election of directors or the approval of the 2002 Equity Incentive Plan.

        If you hold your common stock in "street name" and you fail to instruct your broker or nominee as to how to vote your common stock, your broker or nominee may, in its discretion, vote your common stock "FOR" the election of the board of directors' nominees. However, under applicable stock exchange rules, your broker or nominee may not be able to vote your common stock on the adoption of the 2002 Equity Incentive Plan unless instructed.

        Unless revoked, the shares of common stock represented by proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the proxy, your shares of common stock will be voted "FOR" the election of the nominees for director set forth herein and "FOR" the adoption of the 2002 Equity Incentive Plan.

        A proxy for use at the meeting is enclosed. The proxy must be signed and dated by you or your authorized representative or agent. You may revoke a proxy at any time before it is exercised at the meeting either by submitting a written revocation or a duly executed proxy bearing a later date to the Secretary of Pacific Crest Capital or by voting in person at the meeting.

        The enclosed proxy confers discretionary authority with respect to any other proposals that properly may be brought before the meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the meeting. However, if any other matters properly come before the meeting, the proxies solicited hereby will be voted by the proxyholders in accordance with the recommendations of the board of directors.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of common stock as of the record date by (1) each person known to Pacific Crest Capital to own more than 5% of the outstanding common stock, based on Schedules 13D and 13G reports filed with the Securities and Exchange Commission (the "SEC"), (2) the directors and nominees for director of Pacific Crest Capital, (3) the Chief

Executive Officer and the four most highly compensated executive officers of Pacific Crest Capital whose salary and bonus in 2001 exceeded $100,000 (the "Named Executives"), and (4) all directors and the Named Executives as a group:

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percent of Class(3)
David L. Babson & Company, Inc. One Memorial Drive Cambridge, MA 02142	231,800	(4)	9.57%
Northaven Management, Inc. 237 Park Avenue, 9th Floor New York, NY 10017	227,400	(5)	9.39%
Dalton, Greiner, Hartman, Maher & Co. 565 Fifth Avenue, Suite 2101 New York, NY 10017	203,200	(6)	8.39%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	183,700	(7)	7.58%
Financial Institutional Partners II, L.P. 1824 Jefferson Place, N.W .. Washington, D.C. 20036	138,900	(8)	5.73%
Gary Wehrle President, Chief Executive Officer and Chairman of the Board; Nominee	215,446	(9)	8.62%
Martin J. Frank Director	25,921	(10)	1.07%
Richard S. Orfalea Director Nominee	12,003	(11)	*
Rudolph I. Estrada Director	10,080	(11)	*
Steven J. Orlando Director	9,308	(12)	*
Gonzalo Fernandez Executive Vice President	50,772	(13)	2.05%
Lyle C. Lodwick Executive Vice President	47,555	(14)	1.93%
Robert J. Dennen Senior Vice President, Chief Financial Officer	17,638	(15)	*
Carolyn Reinhart Senior Vice President	12,883	(16)	*
All directors and the Named Executives, as a group (9 persons)	401,606	(17)	15.21%

*
Less than 1%.

(1)
The address for each of the directors and Named Executives of Pacific Crest Capital is in care of Pacific Crest Capital, Inc., 30343 Canwood Street, Agoura Hills, California 91301.

(2)
Except as otherwise noted and except as required by applicable community property laws, each person has sole voting and disposition powers with respect to the shares.

(3)
Shares that the person (or group) has the right to acquire within 60 days after the record date are deemed to be outstanding in calculating the percentage ownership of the person (or group), but are not deemed to be outstanding as to any other person (or group).

(4)
As reported in the Schedule 13G, dated February 15, 2002, filed by David L. Babson & Company Inc. with the SEC on February 19, 2002.

(5)
As reported in the Schedule 13G, dated December 31, 2001, filed by Northhaven Management, Inc. with the SEC in February of 2002.

(6)
As reported in the Schedule 13G, dated December 31, 2001, filed by Dalton, Greiner, Hartman, Maher & Co. with the SEC on January 29, 2002.

(7)
As reported in the Schedule 13G, dated December 31, 2001, filed by Wellington Management Company, LLP with the SEC on February 12, 2002.

(8)
As reported in the Schedule 13D, dated February 14, 2002, filed by Financial Institutional Partners II, L.P. ("FIP"), Hovde Capital, L.L.C. ("Hovde Capital"), Eric D. Hovde ("E. Hovde") and Steven D. Hovde ("S. Hovde"), reporting together as a "group" with the SEC on February 21, 2002. FIP is the direct owner of the 138,900 shares; Hovde Capital is deemed to share beneficial ownership of the shares as the general partner to FIP; E. Hovde is deemed to share beneficial ownership of the 138,900 shares by virtue of his position as Chairman, Chief Executive Officer, and managing member of Hovde Capital; and S. Hovde is deemed to share beneficial ownership of the 138,900 shares by virtue of his position as President, Chief Financial Officer, and managing member of Hovde Capital.

(9)
Includes 77,325 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's 1993 Equity Incentive Plan.

(10)
Includes 7,300 shares of common stock held by the I.E. Falk Exemption Equivalent Trust, of which Mr. Frank's wife is the trustee and as to which Mr. Frank disclaims beneficial ownership and 5,125 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's 1993 Equity Incentive Plan.

(11)
Includes 5,125 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's 1993 Equity Incentive Plan.

(12)
Includes 3,875 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's 1993 Equity Incentive Plan.

(13)
Includes 48,996 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's 1993 Equity Incentive Plan.

(14)
Includes 43,996 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's 1993 Equity Incentive Plan.

(15)
Includes 16,774 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's 1993 Equity Incentive Plan.

(16)
Includes 11,164 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's    1993 Equity Incentive Plan.

(17)
Includes 217,505 shares of common stock issuable upon exercise of stock options vested pursuant to Pacific Crest Capital's 1993 Equity Incentive Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under Section 16(a) of the Exchange Act, Pacific Crest Capital's directors, executive officers and any persons holding ten percent or more of the common stock are required to report their ownership of common stock and any changes in that ownership to the SEC and to furnish Pacific Crest Capital with copies of such reports. Specific due dates for these reports have been established, and Pacific Crest Capital is required to report in this proxy statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended December 31, 2001, Pacific Crest Capital believes all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

PROPOSAL 1. ELECTION OF DIRECTORS

        Pacific Crest Capital's Certificate of Incorporation and Bylaws provide that, except as provided by the terms of any series of preferred stock or any other class of securities having a preference over the common stock, the number of directors shall be determined from time to time by the board of directors but may not be less than five. The board of directors currently is composed of five members. The Bylaws further provide for the division of the directors of Pacific Crest Capital into three classes of approximately equal size. Two members of Class III shall be elected to a three-year term at this annual meeting, one member of Class I shall be elected to a three-year term at the annual meeting of shareholders in 2003, and two members of Class II shall be elected to a three-year term at the annual meeting of shareholders in 2004.

        The directors proposed for re-election at this annual meeting are Richard S. Orfalea and Gary Wehrle, who were elected to their present term in 1999. Mr. Orfalea and Mr. Wehrle have indicated their willingness to serve, and unless otherwise instructed, proxies will be voted in such a way as to effect, if possible, the election of both Messrs. Orfalea and Wehrle. In the event that either should be unable to serve as a director, it is intended that the proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the board of directors. Management has no reason to believe that Mr. Orfalea or Mr. Wehrle will be unavailable.

        None of the directors, the nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of Pacific Crest Capital acting within their capacities as such. There are no family relationships among directors or executive officers of Pacific Crest Capital. As of the date hereof, no directors of Pacific Crest Capital are directors or trustees of a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, except Mr. Estrada, who is a trustee of Monarch Funds, a registered investment company. None of the directors, nominees for director, executive officers, affiliates, or shareholders owning five percent or more of Pacific Crest Capitals common stock, nor any associates of any of the foregoing, is a party to any legal proceeding or claim that is adverse to Pacific Crest Capital or Pacific Crest Bank.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES.

Information Concerning Nominees and Directors

        The following table sets forth certain information with respect to the nominees for director, and the current directors of Pacific Crest Capital. All directors of Pacific Crest Capital are also directors of Pacific Crest Bank. Officers will serve at the pleasure of the board of directors, subject to restrictions set forth in their employment agreements. See "EXECUTIVE COMPENSATION—Employment Agreements and Termination of Employment Arrangements."

Name	Age	Year First Appointed as Director	Principal Occupation or Employment and Occupation for the Past Five Years
Nominees for Election
Richard S. Orfalea(1)	60	1993	Class III Director of Pacific Crest Capital; Business consultant from April of 2000 to present; Senior Vice President of Mergers and Acquisitions of Kinko's Graphics Corp. from 1990 to April 2000.
Gary Wehrle(1)	59	1993
			Class III Director of Pacific Crest Capital; Chairman of the Board, President, and Chief Executive Officer of Pacific Crest Capital since formation; President and Chief Executive Officer of Pacific Crest Bank since 1984; Executive Vice President of The Foothill Group, Inc. from 1980 to 1993.
Continuing Directors
Rudolph I. Estrada(2)	54	1993
			Class I Director of Pacific Crest Capital; Trustee of Monarch Funds, a registered investment company under the Investment Company Act of 1940 since 1994; President and Chief Executive Officer of Estradagy (formerly The Summit Group), a a business advisory firm specializing in corporate and commercial lending for the banking industry; Presidential appointee to the White House Commission on Small Business in 1993; Chairman of California Small Business Roundtable since 1995; Professor (Adjunct) of Finance and Management and Director of the Small Business Institute at California State University since 1986; Los Angeles District Director U.S. Small Business Administration, from 1980 to 1982.

Steven J. Orlando(3)	50	1995
			Class II Director of Pacific Crest Capital; Certified Public Accountant; President and Director of RJN Enterprises, a privately held small venture fund located in Sacramento, CA from July 1988 to present; Business consultant specializing in corporate finance from July of 1988 to present; Chief Financial Officer of Systems Integrators, a newspaper software company, from July 1996 to June 2000; Chief Financial Officer of Java Centrale, Inc., a gourmet coffee franchiser, from July 1994 to September 1997; Director and Consulting Chief Financial Officer of Emerging Business Networks, from July 2000 to present; Director of POS Portal, Inc. a private company providing outsourcing credit card merchant services to banks, from April 2000 to present; Chief Financial Officer and Board Member of Sierra Spring Water Company from 1977 to 1988; self-employed as financial advisor and consultant from 1988 to 1994.
Martin J. Frank(3)	65	1993
			Class II Director of Pacific Crest Capital; self-employed in movie development; Chairman of Moonshadow Entertainment, a movie production company, from January 1, 1995 to December 31, 2001; Managing Member, Cadillac LLC, a California limited liability company, which produced and owned the full-length feature film Cadillac, from August 1995 to April 1, 2001; Chairman of A. Frank Productions, a movie production company, from February 1992 to December 1993; owner of Martin J. Frank Consulting, a management consulting company, from February 1992 to December 2001; retired as Managing Director from Towers, Perrin, Forster & Crosby, Inc., a management consulting company, from 1969 to February 1992.

(1)
Messrs. Orfalea and Wehrle's terms of office expire at this annual meeting and they are our nominees for re-election as directors to serve until the 2005 annual meeting of shareholders.

(2)
Mr. Estrada's term of office expires at the 2003 annual meeting of shareholders.

(3)
Messrs. Orlando and Frank's terms of office expire at the 2004 annual meeting of shareholders.

BOARD OF DIRECTORS AND COMMITTEES

        The full board of directors acts as the nominating committee that nominates officers and directors of Pacific Crest Capital for election.

        The board of directors met six times during 2001. All of the persons who were directors of Pacific Crest Capital during 2001 attended at least 75% of (1) the total number of board meetings and (2) the total number of meetings held by all committees on which they served during 2001.

        The business of Pacific Crest Capital's board of directors is conducted through its meetings, as well as through meetings of its committees. Set forth below is a description of the primary committees, which include the Audit Committee, the Compensation Committee, the Business Development and Marketing Committee, and the Lending and Asset/Liability Management Committee.

Audit Committee

        The Audit Committee operates under a written charter adopted by the board of directors. The responsibilities of the Audit Committee are contained in the Audit Committee Report. Each of the members is "independent," as defined by Pacific Crest Capital's policy and the National Association of Securities Dealers, Inc. listing standards. The Audit Committee met six times during 2001. The Audit Committee currently consists of all of the non-employee directors, with Mr. Orfalea serving as its chairman.

Compensation Committee

        The Compensation Committee determines the salary and bonus structure for Pacific Crest Capital's executive officers and supervises the compensation for Pacific Crest Capital's other officers. In addition, this committee determines appropriate awards under the Pacific Crest Capital, Inc. 1993 Equity Incentive Plan, as amended (the "1993 Equity Incentive Plan"), and administers Pacific Crest Capital's retirement plan. The Compensation Committee met two times during 2001. The Compensation Committee currently consists of all of the non-employee directors, with Mr. Frank serving as its chairman.

Business Development and Marketing Committee

        The Business Development and Marketing Committee has the responsibility to administer and monitor Pacific Crest Bank's lending and business development goals and operational plans, including the Bank's marketing focus. This committee monitors the Bank's progress within these areas, and the Bank's actual achievements of its goals and plans. The Business Development and Marketing Committee met four times during 2001. The Business Development and Marketing Committee currently consists of all of the non-employee directors, with Mr. Estrada serving as its chairman.

Lending and Asset/Liability Management Committee

        The Lending and Asset/Liability Management Committee reviews Pacific Crest Bank's lending programs, underwriting, and documentation policies, and also provides policy guidance. Additionally, this committee reviews the Bank's interest rate sensitivity and advises the Board in asset and liability policy. The Lending and Asset/Liability Management Committee met four times during 2001. The Lending and Asset/Liability Management Committee currently consists of all of the non-employee directors, with Mr. Orlando serving as its chairman.

AUDIT COMMITTEE REPORT

        The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Pacific Crest Capital filings under the Securities Act of 1933 (the "Securities Act") or under the Exchange Act, except to the extent that Pacific Crest Capital specifically incorporates this report by reference.

        The Audit Committee reports to the board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management, and the audit process of Pacific Crest Capital.

        The Audit Committee Charter adopted by the board sets out the responsibilities, authority, and specific duties of the Audit Committee.

        Pursuant to the charter, the Audit Committee has the following responsibilities:

  •
  To review the audited financial statements of the Company and to discuss with    management and the independent auditors the quality of the Company's accounting principles, as applied to its financial reporting;

  •
  To review the adequacy of internal control systems and financial reporting procedures with management and the independent auditors; and

  •
  To review the general scope of the annual audit and the fees charged by the independent auditors.

        A copy of the Audit Committee Charter was filed with the 2001 proxy statement.

        In discharging its oversight responsibility, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the independent auditors for Pacific Crest Capital. Management represented to the Audit Committee that all of the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors' matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

        The Audit Committee also obtained from the independent auditors a formal written statement describing all relationships between Pacific Crest Capital and the auditors that bear on the auditors' independence, consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The Audit Committee discussed with the independent auditors any relationship that may impact the auditors' objectivity and independence and satisfied itself as to the auditors' independence.

        Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors approve the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission (the "SEC").

        Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Richard S. Orfalea (Chairman) Rudolph I. Estrada	Martin J. Frank Steven J. Orlando

INDEPENDENT AUDITORS FEES

        Deloitte & Touche LLP performed audit services for Pacific Crest Capital during 2001, which consisted of examining the financial statements of Pacific Crest Capital and providing assistance and consultation in connection with filings with the SEC. All professional services rendered by Deloitte & Touche LLP during 2001 were furnished at customary rates and terms, as further set forth below.

        The following table sets forth the aggregate fees Pacific Crest Capital incurred for audit and non-audit services provided by Deloitte & Touche LLP during 2001. The table lists audit fees, financial information systems design and implementation fees, and other fees.

December 31, 2001
Audit Fees	$121,000

Financial Information Systems Design and Implementation Fees	$—

Other Fees	$54,035

Audit Fees

        The audit fees include only fees that are customary under generally accepted auditing standards and represent the aggregate fees that Pacific Crest Capital incurred for professional services rendered during 2001 for (1) the audit of Pacific Crest Capital's annual financial statements included in the Company's Annual Report on Form 10-K, and (2) the reviews of Pacific Crest Capital's financial statements included in the Company's Quarterly Reports on Form 10-Q.

Financial Information Systems Design and Implementation Fees

        Pacific Crest Capital incurred no fees for financial information systems design and implementation during 2001.

All Other Fees

        All other fees include the aggregate fees billed for services rendered by Deloitte & Touche LLP other than those services covered above.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the board of directors establishes the general policies regarding compensation for Pacific Crest Capital and Pacific Crest Bank, adopts and amends employee compensation plans, and approves specific compensation levels for executive officers, including the Named Executives. Set forth below is the report of the Compensation Committee addressing Pacific Crest Capital's compensation policies for 2001 applicable to Pacific Crest Capital's executives, including the Named Executives.

        The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that Pacific Crest Capital specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Executive Compensation Programs

        Pacific Crest Capital's compensation programs reflect the philosophy that executive compensation levels should be linked to Pacific Crest Capital's performance, yet be competitive and consistent with compensation provided to others holding positions of similar responsibility in the banking and financial services industry. Pacific Crest Capital's compensation plans are designed to assist Pacific Crest Capital in attracting and retaining qualified employees critical to Pacific Crest Capital's long-term success, while enhancing employees' incentives to perform to their fullest abilities to increase profitability and maximize shareholder value.

  Salary and Bonus Compensation

        Pacific Crest Capital pays cash salaries to its executive officers that are competitive with salaries paid to executives of other companies in the financial services industry based upon the individual's experience, performance, and responsibilities, as well as past and potential contribution to Pacific Crest Capital. In determining competitive salary levels, Pacific Crest Capital obtains information regarding executive salary levels for other companies in the banking and financial services industry in California.

        The base salary of Pacific Crest Capital's Chief Executive Officer was determined primarily on the terms of his Employment Agreement dated January 1, 2000. Mr. Wehrle's agreement automatically renews every day for a three-year period. Thus, while this feature is in effect, the remaining term of his employment shall always be exactly three years. The agreement sets Mr. Wehrle's base rate at no less than $304,500 for the calendar year ended December 31, 2000, and provides that in subsequent years, the base rate should be no less than $304,500, with increases, if any, to be made at the sole discretion of the board of directors based upon Pacific Crest Capital's performance, Mr. Wehrle's job performance and the competitive salary levels for chief executive officers of financial institutions of similar size and diversity. In evaluating Mr. Wehrle's performance for 2001, the Compensation Committee considered (1) the economy in Pacific Crest Capital's market area, (2) the asset quality of Pacific Crest Bank, (3) Pacific Crest Capital's overall growth, as measured by increases in total loans, total assets, and total deposits during the year, (4) the growth in Pacific Crest Capital's profitability, as reflected by the Company's growth in earnings per share compared with the preceding year and measured against budget, and (5) Pacific Crest Capital's stock price. For the year ended December 31, 2001, the committee placed the greatest emphasis on the growth in the Company's earnings per share, and weighted each of the other factors based on their relative importance to current and future profitability and maximizing shareholder value. While the committee recognized Pacific Crest Capital's continued good profitability during 2001, it felt that the executive management team should only be awarded a bonus for superior earnings per share growth. Due to the modest increase in diluted earnings per share during 2001 (from $2.01 in 2000 to $2.03 in 2001), the committee decided not to grant bonuses in 2001 to the Company's most senior executives, including Mr. Wehrle.

        Based on the continued strong performance in the asset quality of the Company, as well as other significant progress made by the Company, the committee awarded Mr. Wehrle a grant of 6,000 stock options in 2001.

  Stock-Based Compensation

        Pacific Crest Capital believes that (1) stock ownership by employees, including the Named Executives, provides valuable long-term incentives for such persons, who will benefit as the common stock price increases, and (2) stock-based performance compensation arrangements are beneficial in aligning employees' and shareholders' interests. To facilitate these objectives, Pacific Crest Capital adopted the 1993 Equity Incentive Plan.

        Through the 1993 Equity Incentive Plan, stock options have been granted to key employees, including Pacific Crest Capital's executive officers. See "EXECUTIVE COMPENSATION—Stock Option Grants." Non-employee directors and consultants are eligible to participate in the 1993 Equity Incentive Plan, pursuant to the formula provisions thereof. The 1993 Equity Incentive Plan is administered by the Compensation Committee.

        In making its determination with respect to stock option grants during 2001, the Compensation Committee took into account (1) stock option grants made to executive officers in prior years, (2) the remaining number of shares reserved for grant under the 1993 Equity Incentive Plan, (3) the level of performance and responsibility of each individual, and (4) the number of shares likely to provide a meaningful incentive to superior efforts on behalf of Pacific Crest Capital by such persons.

  Other Compensation

        Messrs. Wehrle, Fernandez, Lodwick, Dennen, and Ms. Reinhart participate in Pacific Crest Capital's broad-based employee benefit plans, such as medical, supplemental disability, and term life insurance. In addition, Messrs. Wehrle, Fernandez, and Lodwick participate in Pacific Crest Capital's Supplemental Executive Retirement Plan. See "EXECUTIVE COMPENSATION—Executive Retirement Plan."

        Pacific Crest Capital has taken out $250,000 term whole life insurance policies for Messrs. Fernandez and Lodwick under Pacific Crest Capital's term whole life insurance plan. Mr. Wehrle participates in a Split Dollar Life Insurance Plan. The Split Dollar Life Insurance Agreement provides death benefits to both Mr. Wehrle and the Company as beneficiaries. The Company's death benefits under this policy are equal to the cumulative insurance premiums paid by the Company. Mr. Wehrle paid annual insurance premiums from the initiation of the policy up through 1999. No premiums are required by the policy of Mr. Wehrle under this plan beginning January 1, 2000.

        Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Martin J. Frank (Chairman) Rudolph I. Estrada	Richard S. Orfalea Steven J. Orlando

BOARD OF DIRECTORS COMPENSATION

        Pacific Crest Capital pays fees to its non-employee directors for serving on the board of directors and for serving as committee chairs. Neither Pacific Crest Capital nor the Bank pays directors who are also executive officers. In addition, non-employee directors of Pacific Crest Capital have received annual grants of stock options to acquire shares of common stock under the 1993 Equity Incentive Plan.

        In 2001, Pacific Crest Capital paid each non-employee director a retainer of $2,000 per annum. Pursuant to the 1996 Non-Employee Directors' Stock Plan, non-employee directors may elect to receive all or a portion of their directors' fees in shares of Pacific Crest Capital common stock.

        In 2001, the Bank paid non-employee directors an annual retainer of $18,000 per annum. In addition, the Bank paid a retainer of $5,000 per annum to its non-employee directors who served as chairman of either the Audit Committee, the Compensation Committee, the Business Development and Marketing Committee or the Lending and Asset/Liability Management Committee. Pursuant to Pacific Crest Capital's 1996 Non-Employee Directors' Stock Plan, non-employee directors may elect to receive all or a portion of their directors' fees in shares of Pacific Crest Capital common stock.

Executive Compensation

Cash and Certain Other Compensation

        The following table sets forth certain summary information concerning compensation paid or accrued to or on behalf of the Named Executives (determined as of the end of the last fiscal year) for each of the years ended December 31, 2001, 2000, and 1999 of Pacific Crest Capital and Pacific Crest Bank.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)(1)	Securities Underlying Stock options/ SARs (#)	All Other Compensation($)
GARY WEHRLE President and Chief Executive Officer	2001 2000 1999	315,000 304,500 290,000	— 125,000 135,000	12,000 12,000 12,000	6,000 7,000 4,000	12,895 13,369 11,443	(2) (3) (4)
GONZALO FERNANDEZ Executive Vice President	2001 2000 1999	194,000 185,040 176,000	— 65,700 80,000	12,000 12,000 12,000	4,000 5,000 3,500	13,435 13,156 11,791	(5) (6) (7)
LYLE C. LODWICK Executive Vice President	2001 2000 1999	190,000 175,080 158,333	— 65,700 80,000	12,000 12,000 12,000	4,000 5,000 3,500	11,662 11,545 10,816	(8) (9) (10)
ROBERT J. DENNEN Senior Vice President	2001 2000 1999	110,000 105,000 100,000	— 25,000 46,000	6,000 6,000 6,000	2,000 3,000 2,500	10,698 10,684 10,113	(11) (12) (13)
CAROLYN REINHART Senior Vice President	2001 2000 1999	97,368 93,608 90,008	14,500 35,103 43,204	12,000 12,000 12,000	2,000 3,000 2,500	10,603 10,604 8,064	(14) (15) (16)

(1)
Represents an automobile allowance received by the Named Executive in the amount indicated.

(2)
Includes $10,500 employer contribution to the 401(k) Plan, $2,120 in imputed life insurance premiums, and $275 for income tax preparation fee.

(3)
Includes $10,500 employer contribution to the 401(k) Plan, $2,019 in imputed life insurance premiums, and $850 for income tax preparation fee.

(4)
Includes $10,000 employer contribution to the 401(k) Plan, $1,018 in imputed life insurance premiums, and $425 for income tax preparation fee.

(5)
Includes $10,500 employer contribution to the 401(k) Plan, $1,195 in imputed life insurance premiums, and $1,740 premium for life insurance.

(6)
Includes $10,500 employer contribution to the 401(k) Plan, $1,126 in imputed life insurance premiums and $1,530 premium for life insurance.

(7)
Includes $10,000 employer contribution to the 401(k) Plan, $453 in imputed life insurance premiums and $1,338 premium for life insurance.

(8)
Includes $10,500 employer contribution to the 401(k) Plan, $394 in imputed life insurance premiums and $768            premium for life insurance.

(9)
Includes $10,500 employer contribution to the 401(k) Plan, $352 in imputed life insurance premiums and $693 premium for life insurance.

(10)
Includes $10,000 employer contribution to the 401(k) Plan, $181 in imputed life insurance premiums and $635 premium for life insurance.

(11)
Includes $10,500 employer contribution to the 401(k) Plan and $198 in imputed life insurance premiums.

(12)
Includes $10,500 employer contribution to the 401(k) Plan and $184 in imputed life insurance premiums.

(13)
Includes $10,000 employer contribution to the 401(k) Plan and $113 in imputed life insurance premiums.

(14)
Includes $10,500 employer contribution to the 401(k) Plan and $103 in imputed life insurance premiums.

(15)
Includes $10,500 employer contribution to the 401(k) Plan and $104 in imputed life insurance premiums.

(16)
Includes $7,993 employer contribution to the 401(k) Plan and $71 in imputed life insurance premiums.

Stock Option Grants

        The following stock options were granted during 2001 to the Named Executives pursuant to the 1993 Equity Incentive Plan:

Individual Stock Option/SAR Grants in 2001

	Number of Securities Underlying Options/SARs Granted(#)(1)	Percent of Total Options/SARs Granted to Employees in FY 2001			Potential Realizable Value At Assumed Rates of Stock Price Appreciation(2)
Name			Exercise or Base Price ($/Sh)	Expiration Date
					5%	10%
Gary Wehrle	6,000	10.75%	$17.00	2/02/2011	$64,147	$162,562
Gonzalo Fernandez	4,000	7.17%	17.00	2/02/2011	42,765	108,374
Lyle C. Lodwick	4,000	7.17%	17.00	2/02/2011	42,765	108,374
Robert J. Dennen	2,000	3.58%	17.00	2/02/2011	21,382	54,187
Carolyn Reinhart	2,000	3.58%	17.00	2/02/2011	21,382	54,187

(1)
The stock options were granted pursuant to the 1993 Equity Incentive Plan. The stock options become exercisable in three annual installments of 33 1/3% on each of the second, third and fourth anniversary dates of the grant. The stock options may be exercised at any time prior to their expiration by tendering the exercise price in cash, check or in shares of stock valued at fair market value on the date of exercise. In the event of a change in control (as defined in the 1993 Equity Incentive Plan) involving Pacific Crest Capital, the stock options will become exercisable in full. The stock options may be amended by mutual agreement of the optionee and Pacific Crest Capital.

(2)
The Potential Realizable Value is the product of (a) the difference between (i) the closing average market price per share at the grant date and the sum of (A) 1 plus (B) the assumed rate of appreciation of the common stock compounded annually over the term of the stock option and (ii) the per share exercise price of the stock option and (b) the number of shares of common stock underlying the option on the date of the grant. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the common stock. There can be no assurance that the rate of appreciation presented in this table can be achieved.

Stock Option Exercises and Holdings

        The following table provides information with respect to the Named Executives concerning the exercise of stock options during the year ended December 31, 2001 and unexercised stock options held by the Named Executives as of December 31, 2001.

Aggregated Stock Option/SAR Exercises in 2001 and Year-End Stock Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at 12/31/01 (#)		Value of Unexercised In-the-Money Options/SARs at 12/31/01 ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gary Wehrle	—	—	71,324	18,006	888,974	115,297
Gonzalo Fernandez	—	—	44,495	13,005	557,855	83,795
Lyle C. Lodwick	—	—	39,495	13,005	490,822	83,795
Robert J. Dennen	—	—	13,940	7,670	156,991	50,273
Carolyn Reinhart	—	—	8,330	7,670	85,143	50,273

(1)
Value of unexercised "in-the-money" stock options is the difference between the market price of the common stock on December 31, 2001 ($21.05 per share) and the exercise price of the stock option, multiplied by the number of shares subject to the stock option.

Executive Retirement Plan

        Pacific Crest Capital maintains a Supplemental Executive Retirement Plan (the "Executive Retirement Plan") for certain members of the Company's executive management. At December 31, 2001, three of the Named Executives, Gary Wehrle, Gonzalo Fernandez, and Lyle C. Lodwick, participated in the Executive Retirement Plan.

        The following table shows the estimated annual retirement benefits that would be payable to the three Named Executives set forth above under the Executive Retirement Plan on their Normal Retirement Date (as defined in the Executive Retirement Plan) on a straight life annuity basis, before any applicable offset for Social Security benefits or matching 401(k) contributions made under the Pacific Crest Capital Retirement Plan (the "401(k) Plan") on the participant's behalf. Offsets for social security and 401(k) matching contributions made under the 401(k) Plan may be substantial.

	Years of Service at Retirement Annual Compensation
Average Annual Eligible Compensation
	15	20	25	30
$200,000	$60,000	$80,000	$100,000	$120,000
$250,000	$75,000	$100,000	$125,000	$150,000
$300,000	$90,000	$120,000	$150,000	$180,000
$350,000	$105,000	$140,000	$175,000	$210,000

        The credited years of service as of December 31, 2001 for Messrs. Wehrle, Fernandez, and Lodwick, were 24, 8, and 16, respectively.

Employment Agreements and Termination of Employment Arrangements

        Pacific Crest Capital has entered into employment agreements with Messrs. Wehrle, Fernandez, Lodwick, Dennen, and Ms. Reinhart. Mr. Wehrle entered into a new employment agreement effective as of January 1, 2000, which superseded and terminated his previous employment agreement dated December 23, 1993. Beginning on January 1, 2000, the agreement automatically renews every day for a three-year period. Thus, while this feature is in effect, the remaining term of his employment shall always be exactly three years. If Mr. Wehrle resigns or is terminated under certain circumstances, the employment agreement automatically converts to a two-year consulting agreement upon such termination. Under the consulting agreement, Mr. Wehrle agrees to provide up to six days of service each month to Pacific Crest Capital during the first year of the consulting agreement and up to five days of service each month to Pacific Crest Capital during the second year of the consulting agreement. Mr. Wehrle will not compete directly with Pacific Crest Capital while the consulting agreement is in effect.

        Messrs. Fernandez, Lodwick, Dennen, and Ms. Reinhart's employment agreements each were for initial two-year terms. The term of each of these employment agreements is automatically extended on each anniversary of their respective agreement to cover successive one-year periods, unless Pacific Crest Capital or the employee gives written notice of an intent to terminate the employment agreement.

        All of the employment agreements, including Mr. Wehrle's, provide for automatic extension of the term of employment upon the occurrence of a corporate change, as defined in each such employment agreement. Pacific Crest Capital retains the right to terminate each employment relationship in the event of employee's physical or mental disability which will render him or her unable to perform under the agreement for any period of 120 consecutive days or for an aggregate period of 120 or more days during any 12-month period. In the event of termination due to disability, an employee will be entitled to receive as disability compensation the remainder of his or her then annual salary for the remaining term of the agreement payable not less frequently than monthly. In the event of death, employee's personal representative will be entitled to receive as death benefit, in addition to any other payments which employee may be entitled to receive under any of Pacific Crest Capital's benefit plans, payment of one year's salary at the rate which would have been payable to employee at the time of his or her death, payable not less frequently than monthly.

        Pacific Crest Capital has the unrestricted right to terminate each employee for cause, which shall be determined at Pacific Crest Capital's sole discretion. In addition, Pacific Crest Capital's 1993 Equity Incentive Plan, 401(k) Plan, and Executive Retirement Plan, each contain provisions for the accelerated vesting of benefits under such plans upon a change in control of Pacific Crest Capital. For such purposes, a "change of control" is deemed to occur when (1) any person becomes the beneficial owner of a number of shares of Pacific Crest Capital with respect to which 20% or more of the total number of votes for the election of the board of directors of Pacific Crest Capital may be cast; (2) in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, the persons who were directors of Pacific Crest Capital just prior to such event cease to constitute a majority of the board of directors of Pacific Crest Capital; (3) the shareholders of Pacific Crest Capital approve an agreement in which Pacific Crest Capital ceases to be an independent publicly owned corporation or for a sale of substantially all of the assets of Pacific Crest Capital; or (4) at the discretion of the board of directors, when a tender offer or exchange offer is made for shares of Pacific Crest Capital's common stock and shares of common stock are acquired thereunder.

Performance Graph

        The following graph as presented below compares the yearly percentage change in Pacific Crest Capital's cumulative total shareholder return on common stock with (1) the cumulative total return of the Russel 2000 market index and (2) the cumulative total return of the Pacific Crest Capital's two selected peer groups over the period from December 31, 1996 through December 31, 2001. The graph assumes an initial investment of $100 and reinvestment of dividends This graph is not necessarily indicative of future price performance.

        The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that Pacific Crest Capital specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Comparison of Five-Year Cumulative Total Return Among
Russell 2000 U.S. Companies;
Current Selected Peer Groups;(1)
and Pacific Crest Capital, Inc.

	Period Ending
Index
	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
Pacific Crest Capital, Inc.	100.00	158.70	128.69	115.23	130.40	194.10
Russell 2000	100.00	122.36	119.25	144.60	140.23	143.71
SNL $500M-$1B Bank Index	100.00	162.56	159.83	147.95	141.62	183.73
SNL $500M-$1B Thrift Index	100.00	168.92	154.97	126.69	144.56	202.82

(1)
The Company has selected two separate peer groups to which to compare its stock price. The first peer group, "SNL $500M—$1B Bank Index", consists of publicly traded U.S. banks whose total assets are between $500 million and $1 billion. The second peer group, "SNL $500M—$1B Thrift Index", consists of publicly traded U.S. savings and loans (thrifts) whose total assets are between $500 million and $1 billion.

PROPOSAL 2: APPROVAL OF THE 2002 EQUITY INCENTIVE PLAN

        Pacific Crest Capital is seeking shareholder approval of adopting the 2002 Equity Incentive Plan. This plan replaces the 1993 Equity Incentive Plan, which terminates in accordance with its terms effective December 31, 2002, except with respect to any award outstanding at the time of such termination; thereafter, no new awards may be granted under the 1993 Equity Incentive Plan. The 1993 Equity Incentive Plan initially was approved by the board of directors and by the shareholders in 1993, and subsequently amended in 1999.

        Pacific Crest Capital believes that in order to continue to attract, retain, and motivate employees and directors, these groups should be provided the opportunity to participate in the stock ownership of Pacific Crest Capital. Accordingly, Pacific Crest Capital believes that the adoption of the 2002 Equity Incentive Plan will more effectively incentivize its employees and directors and will further align the interest of these individuals with shareholders. The board of directors believes that Pacific Crest Capital's policy of encouraging stock ownership by its employees and directors, in part through the granting of stock options, has been a positive factor in its growth and success, and that it has enhanced Pacific Crest Capital's ability to attract and retain qualified employees and directors.

        The board of directors believes that the incentive that is provided by the opportunity to participate in the growth and earnings of Pacific Crest Capital through the granting of awards to acquire common stock is important to the continued success of Pacific Crest Capital and, accordingly, will benefit Pacific Crest Capital and its shareholders. Pacific Crest Capital believes it is in the best interests of its shareholders to approve the 2002 Equity Incentive Plan.

        Set forth below is a summary of certain key provisions of the 2002 Equity Incentive Plan. A copy of the full text of the 2002 Equity Incentive Plan is attached hereto as Appendix A.

The 2002 Equity Incentive Plan

        The 2002 Equity Incentive Plan is designed to promote and advance the interests of Pacific Crest Capital and its shareholders by enabling Pacific Crest Capital to attract, retain, and reward employees and directors, and strengthening the mutuality of interests between participants and the shareholders of Pacific Crest Capital in its long term growth, profitability, and financial success by offering stock and cash based incentive awards based on performance and other equity-based awards.

  Summary of the 2002 Equity Incentive Plan

        The 2002 Equity Incentive Plan empowers Pacific Crest Capital to award or grant to employees and directors of Pacific Crest Capital and its subsidiaries, (1) incentive and non-qualified stock options, (2) stock appreciation rights, (3) restricted stock and unit grants, and (4) other stock-based awards (all collectively referred to as "Awards") authorized by the committee that administers the 2002 Equity Incentive Plan, and any combination of any or all of such Awards, whether in tandem with each other or otherwise. Such committee may make Awards from time to time until December 31, 2011, when the 2002 Equity Incentive Plan expires. The expiration of the 2002 Equity Incentive Plan will have no effect on Awards outstanding at the time of such expiration.

  Administration

        If approved by Pacific Crest Capital shareholders, the 2002 Equity Incentive Plan will be administered by a committee appointed by the board of directors (the "Committee"). Currently, the Compensation Committee of the board of directors has been appointed to administer the plan. The 2002 Equity Incentive Plan provides that the Committee must consist of at least two directors of Pacific

Crest Capital who are "disinterested directors" within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule). The Committee will have the sole authority to:

  •
  construe and interpret the 2002 Equity Incentive Plan;

  •
  make rules and procedures relating to the implementation of the 2002 Equity Incentive Plan;

  •
  select participants;

  •
  establish the terms and conditions of Awards; and

  •
  grant Awards.

        However, the Committee will also have broad authority to delegate its responsibilities to others, except with respect to the selection for participation of, and the granting of Awards to, persons subject to Section16of the Exchange Act.

        The amount of Awards payable to participants under the 2002 Equity Incentive Plan cannot be predicted with accuracy because those Awards are contingent on the selection by the Committee of participants from time to time and determining the size of awards.

  Eligibility Conditions

        All employees, including all officers of Pacific Crest Capital and its subsidiaries, as well as directors, will be eligible to receive Awards under the 2002 Equity Incentive Plan, except that non-employee directors will not be eligible to receive incentive stock options under the 2002 Equity Incentive Plan. Except for non-qualified stock options granted to non-employee directors, the selection of recipients of, and the nature of, Awards granted under the 2002 Equity Incentive Plan will be wholly within the discretion of the Committee. Subject to any applicable statutory or regulatory restrictions, whether an Award may be exercised after a participant's termination of employment or a non-employee director ceases to serve as a director, shall be determined by the Committee, except that if a participant's employment with Pacific Crest Capital and its subsidiary terminates or a non-employee director ceases to serve as a director for any reason within six months after the date of grant of any Award held by such participant, such Award shall expire as of the date of termination.

  Shares Subject to the 2002 Equity Incentive Plan

        The maximum number of shares of common stock in respect of which Awards may be granted under the 2002 Equity Incentive Plan is 500,000, subject to adjustment as described below. Subject to specific provisions relating to the grant of options to non-employee directors, the maximum number of shares subject to any Award that Pacific Crest Capital may grant to any individual in any calendar year shall be 200,000, subject to adjustment as described below.

        For the purpose of computing the total number of shares of common stock available for Awards under the 2002 Equity Incentive Plan, the above limitation shall be reduced by the number of shares of common stock subject to issuance upon exercise or settlement of Awards and the number of shares of common stock equal to the value of restricted unit grants and other stock-based Awards, determined in each case at the date of the grant of such Awards. However, if any Awards expire for any reason unexercised, the shares of common stock previously subject to such Awards shall again be available for future Awards. The shares of common stock that may be issued to participants in the 2002 Equity Incentive Plan may be either authorized and unissued shares or issued shares reacquired by Pacific Crest Capital. No fractional shares may be issued under the 2002 Equity Incentive Plan.

        The maximum numbers of shares in payment of Awards granted or that may be subject to Awards, as applied to the 2002 Equity Incentive Plan and its several components, are subject to appropriate equitable adjustments in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation, or other recapitalization of Pacific Crest Capital.

  Transferability

        No Award granted under the 2002 Equity Incentive Plan, and no right or interest therein, shall be assignable or transferable by a participant except by will or the laws of descent and distribution.

  Term, Amendment and Termination

        The 2002 Equity Incentive Plan will terminate on December 31, 2011, except with respect to Awards then outstanding. The board of directors may amend or terminate the 2002 Equity Incentive Plan at any time, except that, (i) to the extent restricted by Rule 16b-3 promulgated under the Exchange Act, as amended and in effect from time to time (or any successor rule), the board of directors may not, without approval of the shareholders of Pacific Crest Capital, make any amendment that would (a) increase the total number of shares available for issuance (except as permitted by the 2002 Equity Incentive Plan to reflect changes in capitalization), (b) materially change the eligibility requirements, or (c) materially increase the benefits accruing to participants under the 2002 Equity Incentive Plan, and (ii) the provisions of the 2002 Equity Incentive Plan governing the award of options to non-employee directors may not be amended more than once every six months other than to comport with changes to the Internal Revenue Code of 1986, as amended (the "Code"), the Employee Requirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder.

  Change of Control

        The 2002 Equity Incentive Plan provides that the exercisability of outstanding Awards will be accelerated in the event of a change of control of Pacific Crest Capital. A change of control is deemed to have occurred when (1) any person becomes the beneficial owner of shares of Pacific Crest Capital with respect to which 20% or more of the total number of votes for the election of the board of directors of Pacific Crest Capital may be cast; (2) in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, the persons who were directors of Pacific Crest Capital just prior to such event cease to constitute a majority of the board of directors of Pacific Crest Capital; (3) the shareholders of Pacific Crest Capital approve an agreement in which Pacific Crest Capital ceases to be an independent, publicly owned corporation or for a sale of substantially all of the assets of Pacific Crest Capital; or (4) at the discretion of the board of directors, when a tender offer or exchange offer is made for shares of Pacific Crest Capital's common stock and shares of common stock are acquired thereunder (an "Offer").

        In the event of a change of control, each outstanding stock option and stock appreciation right will become exercisable in full, regardless of any provisions to the contrary contained in any agreement evidencing the Award, and all restrictions and conditions with respect to any restricted stock and unit grants shall be deemed satisfied.

  Incentive Stock Options

        Options designated as incentive stock options, within the meaning of Section 422 of the Code, may be granted under the 2002 Equity Incentive Plan. The number of shares of common stock in respect of which incentive stock options are first exercisable by any optionee during any calendar year shall not have a fair market value (determined at the date of grant) in excess of $100,000 (or such other limit as may be imposed by the Code). Incentive stock options shall be exercisable for such period or periods, not in excess of ten years after the date of grant, as shall be determined by the Committee.

  Non-Qualified Stock Options

        Non-qualified stock options may be granted for such number of shares of common stock and will be exercisable for such period or periods as the Committee shall determine.

  Options to Non-Employee Directors

        The 2002 Equity Incentive Plan also provides for the grant of options to non-employee directors of Pacific Crest Capital, without any action on the part of the board or the Committee, only upon the terms and conditions set forth in the 2002 Equity Incentive Plan. Each person who becomes a non-employee director shall automatically receive non-qualified options to acquire (1) 2,000 shares of common stock on the date such person becomes a non-employee director, and (2) 1,000 shares of common stock after each 12-month period of continuous service as a director of Pacific Crest Capital. Each option shall become exercisable as to 25% of the shares of common stock subject to the option on each of the first, second, third and fourth anniversary dates of the initial grant and will expire on the earlier of (1) ten years from the initial date on which the option was granted, or (2) three months after the non-employee director ceases to be a director (one year if the cessation was caused by the director's death or becoming disabled). The exercise price of such options shall be equal to 100% of the fair market value of the common stock subject to the option on the date on which such options are granted. Each option shall be subject to the other provisions of the 2002 Equity Incentive Plan.

  Option Exercise Prices

        The exercise price of an incentive stock option shall be at least 100% of the fair market value of the common stock on the date of grant. Except for Awards to non-employee directors, non-qualified stock options may be issued at such option exercise price as the Committee shall determine.

  Exercise of Options

        Each option agreement will set forth when and under what terms an option may be exercised. Stock options shall be exercisable only upon the payment in full of the applicable option exercise price in (1) cash, (2) if approved by the Committee, in shares of the common stock (at the fair market value thereof at exercise date) already owned by the participant or, (3) if approved by the Committee, by surrendering outstanding Awards denominated in stock or stock units as to which the participant is vested. No incentive or non-qualified stock option may be exercised within six months following the date of grant.

  Stock Appreciation Rights

        Under the 2002 Equity Incentive Plan, a stock appreciation right ("SAR") may be granted in tandem with, in relation to, or independent of, any other Award granted under the plan. An SAR is an Award that will entitle the holder to receive an amount equal to all, or some portion (as determined by the Committee in respect of each SAR granted), of the excess of the fair market value of the common stock on the date of exercise over the fair market value of such share at the date of grant, multiplied by the number of shares as to which the holder is exercising the SAR. Pacific Crest Capital will pay such amount to the holder in (1) cash, (2) if approved by the Committee, in shares of common stock (at fair market value on the date of exercise) already owned by the participant, or (3) a combination of the above, as the Committee may in its sole discretion determine.

        In no event may an SAR be exercised within six months after the date granted. The Committee may also determine that an SAR shall be automatically exercised on one or more specified dates, or that an SAR can only be exercised during specified periods.

  Restricted Stock Grants

        An Award of restricted stock consists of a specified number of shares of common stock that are transferred to a participant selected by the Committee and are subject to forfeiture to Pacific Crest Capital under such conditions and for such periods of time ("Restriction Period") as the Committee may determine. A participant may vote and receive dividends on the shares of restricted stock awarded, but may not sell, assign, transfer, pledge or otherwise encumber the shares of restricted stock during the Restriction Period. Certificates for restricted stock shall be held by Pacific Crest Capital until all conditions have been satisfied.

  Restricted Unit Grants

        An Award of restricted units (each unit having a value equivalent to one share of common stock) may be granted to a participant subject to such terms and conditions as the Committee shall deem appropriate. Restricted units may be paid upon the expiration of the Restriction Period in cash, in shares of common stock equal to the number of restricted units granted, in deferred compensation stock options, or in any combination of the above, as determined by the Committee.

  Other Stock-Based Grants

        The Committee shall have authority to grant other stock-based Awards in common stock or denominated as stock units.

Federal Income Tax Consequences

        The following discussion is only a summary of the principal federal income tax consequences of the compensation Awards to be granted under the 2002 Equity Incentive Plan, and is based on existing federal law (including administrative regulations and rulings), which is subject to change, in some cases retroactively. This discussion also is qualified by the particular circumstances of individual participants, which may substantially alter or modify the federal income tax consequences herein discussed. Because of the wide range of Awards that may be made under the 2002 Equity Incentive Plan, the following discussion is confined to the most common forms of Awards likely to be made.

  Incentive Stock Options

        Generally under present law, when an option qualifies as an incentive stock option under Section 422 of the Code: (1) an optionee will not realize taxable income either upon the grant or the exercise of the option, (2) any gain or loss upon a qualifying disposition of the shares acquired by the exercise of the option will be treated as capital gain or loss, and (3) no deduction will be allowed to Pacific Crest Capital for federal income tax purposes in connection with the grant or exercise of an incentive stock option or a qualifying disposition of the shares. A disposition by an optionee of stock acquired upon exercise of an incentive stock option will constitute a qualifying disposition if it occurs more than two years after the grant of the option, and one year after the transfer of the shares to the optionee. If such stock is disposed of by the optionee before the expiration of these time limits, the transfer would be a "disqualifying disposition" and the optionee, in general, will recognize ordinary income equal to the lesser of (1) the aggregate fair market value of the shares as of the date of exercise less the option price, or (2) the amount realized on the disqualifying disposition less the option price. Pacific Crest Capital would become entitled to a corresponding deduction. Ordinary income from a disqualifying disposition will constitute ordinary compensation income. Any gain in addition to the amount reportable as ordinary income on a "disqualifying disposition" generally will be capital gain.

        Upon the exercise of an incentive stock option, the difference between the fair market value of stock on the date of exercise and the option price generally is treated as an adjustment to taxable income in that taxable year for alternative minimum tax purposes, as are a number of other items specified by the Code. Such adjustments (along with tax preference items) form the basis for the alternative minimum tax (presently at a graduated rate for individuals), which may apply depending on the amount of the computed "regular tax" of the employee for that year. Under certain circumstances, the amount of alternative minimum tax is allowed as a carryforward credit against regular tax liability in subsequent years.

  Non-Qualified Stock Options

        In the case of stock options that do not qualify as an incentive stock option ("non-qualified stock options"), no income generally is recognized by the optionee at the time of the grant of the option. Under present law, the optionee generally will recognize ordinary income at the time the non-qualified stock option is exercised equal to the aggregate fair market value of the shares acquired less the option price. Ordinary income from a non-qualified stock option will constitute compensation for which withholding may be required under federal and state law.

        Subject to special rules applicable when an optionee uses stock of Pacific Crest Capital to exercise an option, shares acquired upon exercise of a non-qualified stock option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee generally will recognize capital gain or loss. Provided the shares are held by the optionee for more than one year prior to disposition, such gain or loss will be long-term capital gain or loss.

        Pacific Crest Capital generally will be entitled to a deduction equal to the ordinary income (i.e., compensation) portion of the gain recognized by the optionee in connection with the exercise of a non-qualified stock option provided Pacific Crest Capital complies with any withholding requirements of federal and state law.

  Options to Non-Employee Directors

        These options would be non-qualified stock options for tax purposes, and the tax rules applicable to them generally would be the same as the rules for non-qualified stock options described above. However, since the optionees are not employees, income tax withholding would not be required in order for Pacific Crest Capital to qualify for its income tax deduction.

  Stock Appreciation Rights

        An SAR recipient will be taxed (and Pacific Crest Capital will receive a corresponding deduction) when the recipient exercises the SAR. Income generated by such exercise will be ordinary compensation income and will be measured by the amount of cash received or the then-current fair market value of the stock received upon exercise of the SAR. In the case of an SAR granted to an employee, Pacific Crest Capital will have a withholding obligation.

  Restricted Stock Grants

        The income and deduction events in the case of restricted stock grants generally are deferred until the restrictions on the stock lapse. At that time, the recipient would report as ordinary compensation income the difference between the then-current fair market value of the stock and the amount (if any) paid for the stock. Subject to withholding obligations, Pacific Crest Capital is entitled to a corresponding deduction. The recipient may elect to report the income with respect to the restricted stock upon its receipt rather than at the time of the lapse of the restrictions. In such case, the valuation used for income and deduction purposes is the value of the restricted stock at the time of receipt, disregarding any restrictions other than those that will never lapse.

  Restricted Unit Grants

        A recipient of a restricted unit will be taxed (and Pacific Crest Capital will receive a corresponding deduction) when the recipient receives payment at the time the restrictions lapse. Income generated by such lapse and payment will be ordinary compensation income and will be measured by the amount of cash received or the then-current fair market value of the stock received upon such event. In the case of a restricted unit granted to an employee, Pacific Crest Capital will have a withholding obligation.

  Restriction on Deductions

        Not every amount paid as compensation for services is currently deductible. For example, depending upon the services rendered, some compensation payments must be capitalized or added to inventory costs. Two other restrictions potentially applicable to deductions for executive compensation payments are the restriction on deduction of so-called "excess parachute payments" and the deduction limit of $1,000,000 per year for certain executive compensation. Whether any such restrictions will apply to specific payments of compensation by Pacific Crest Capital cannot be predicted at this time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
APPROVAL OF THE 2002 EQUITY INCENTIVE PLAN

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

        No person who served as a member of the Compensation Committee during 2001 is, or ever has been, an officer or employee of Pacific Crest Capital or any of its subsidiaries.

Certain Transactions

        None of the directors or executive officers of Pacific Crest Capital or any subsidiary thereof, or any associates or affiliates of any of them, is or has been indebted to Pacific Crest Capital at any time since the beginning of Pacific Crest Capital's last completed fiscal year and there are no outstanding loans to any directors or officers of Pacific Crest Capital. Except for the stock plans described above, none of the directors or executive officers of Pacific Crest Capital, or any associate or affiliate of such person, had any other material interest, direct or indirect, in any transaction during the past year or any proposed transaction with Pacific Crest Capital.

PROPOSALS OF SHAREHOLDERS

        Proposals of shareholders intended to be included in the proxy materials for the 2003 annual meeting of shareholders must be received by the Secretary of Pacific Crest Capital, 30343 Canwood Street, Agoura Hills, California 91301, by December 21, 2002. In addition, in the event a shareholder proposal is not submitted to Pacific Crest Capital prior to March 27, 2003, the proxy to be solicited by the board of directors for the 2003 annual meeting will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2003 annual meeting without any discussion of the proposal in the proxy statement for such meeting.

        Under Rule 14a-8 adopted by the SEC under the Exchange Act, proposals of shareholders must conform to certain requirements as to form and may be omitted from the proxy statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by shareholders and Pacific Crest Capital, shareholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal to Pacific Crest Capital.

ANNUAL REPORTS

        Pacific Crest Capital's 2001 Annual Report to shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2001 accompany this Proxy Statement. The Annual Report on Form 10-K contains audited consolidated financial statements of Pacific Crest Capital and its subsidiaries and the report thereon of Deloitte & Touche LLP, Pacific Crest Capital's independent auditors.

        Representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions and to comment on Pacific Crest Capital's consolidated financial statements.

OTHER BUSINESS

        Management knows of no business that will be presented for consideration at the meeting other than as stated in the notice of meeting. If other matters are properly brought before the meeting, however, it is the intention of the proxyholders to vote the shares represented thereby on such matters in accordance with the recommendation of the board of directors and authority to do so is included in the proxy.

PACIFIC CREST CAPITAL, INC.

Robert J. Dennen Senior Vice President, Chief Financial Officer, and Secretary

Agoura Hills, California April 10, 2002

APPENDIX A

PACIFIC CREST CAPITAL, INC.
2002 EQUITY INCENTIVE PLAN

        1.    Purpose. The purpose of the Pacific Crest Capital, Inc. 2002 Equity Incentive Plan is to promote and advance the interests of Pacific Crest Capital, Inc. and its shareholders by enabling the Company to attract, retain and reward employees and directors and to strengthen the mutuality of interests between Participants and the Company's shareholders. The Plan is designed to meet this intent by offering performance-based stock and cash incentives and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

        2.    Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

          (a)  "Award" or "Awards" means an award or grant made to a Participant under Sections 6 through 9, inclusive, of the Plan.

          (b)  "Board" means the Board of Directors of the Company.

          (c)  "Code" means the Internal Revenue Code of 1986, as in effect from time to time or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

          (d)  "Committee" means the Committee of the Board that is provided in Section 3 of the Plan.

          (e)  "Common Stock" means the Common Stock, without par value, of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

          (f)    "Company" means Pacific Crest Capital, Inc., a Delaware corporation, or Subsidiary or successor corporation.

          (g)  "Disability" means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's long-term disability plan.

          (h)  "Effective Date" means the date the Plan is approved by the holders of a majority of the shares of Common Stock represented and voting and entitled to vote at a meeting of the shareholders of the Company or by written consent of a majority of the outstanding shares of Common Stock.

          (i)    "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

          (j)    "Fair Market Value" means on any given date, the closing price for the Common Stock on the date of such grant or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded, determined in accordance with the following rules.

            (i)    If the Common Stock is admitted to trading or listing on a national securities exchange registered under the Exchange Act, the closing price for any day shall be the last reported sale price regular way, or in the case no such reported sale takes place on such date, the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or

            (ii)  If not listed or admitted to trading on any national securities exchange, the last sale price of the Common Stock on the National Association of Securities Dealers Automated

    Quotation National Market System ("NMS") or, in case no such reported sale takes place, the average of the closing bid and ask prices on such date, or

            (iii)  If not quoted on the NMS, the average of the closing bid and ask prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system, or

            (iv)  If the Common Stock is not listed on NASDAQ or any comparable system, the closing bid and ask prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose, or

            (v)  If there is no regular public trading market for such Common Stock, the fair market value of the Common Stock shall be determined by the Committee in good faith.

          (k)  "Incentive Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          (l)    "Non-Qualified Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

          (m)  "Other Stock-Based Award" means an Award granted pursuant to the provisions of Section 9 of the Plan.

          (n)  "Participant" means a director or an employee of the Company or a Subsidiary or an individual who is performing services for either such entity and who is granted an Award under the Plan.

          (o)  "Plan" means this Pacific Crest Capital, Inc. 2002 Equity Incentive Plan, as set forth herein and as it may be hereafter amended and from time to time in effect.

          (p)  "Restricted Award" means an Award granted pursuant to the provisions of Section 8 of the Plan.

          (q)  "Restricted Stock Grant" means an Award of shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

          (r)  "Restricted Unit Grant" means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

          (s)  "Retirement" means retirement from active employment with the Company and its Subsidiaries on or after the normal retirement date specified in the Company's retirement plan or such earlier retirement date as approved by the Committee for purposes of this Plan.

          (t)    "Stock Appreciation Right" means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Section 7 of the Plan.

          (u)  "Stock Option" means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

          (v)  "Subsidiary" means any corporation or entity in which the Company directly or indirectly controls 50% or more of the total voting power of all classes of its stock having voting power.

          (w)  "Ten Percent Shareholder" means a person who owns (after taking into account the constructive ownership rules of Section 424(d) of the Code) more than ten percent (10%) of the stock of the Company.

        3.    Administration.

          (a)  The Plan shall be administered by the Committee to be appointed from time to time by the Board. The Committee shall be comprised of not less than the minimum number (if any) of members of the Board required by Rule 16b-3 of the Exchange Act (or any successor rule). Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee.

          (b)  A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be as effective as if the action had been taken by unanimous vote at a meeting duly called and held.

          (c)  The Committee is authorized to construe and interpret the Plan to promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be binding upon all Participants and any person claiming under or through any Participant.

          (d)  The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to selection for participation of and the granting of Awards to persons subject to Section 16 of the Exchange Act.

          (e)  The Committee is expressly authorized to make such modifications to the Plan as are necessary to effectuate the intent of the Plan as a result of any changes in the income tax, accounting, or securities laws treatment of Participants and the Plan.

          (f)    The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee.

        4.    Duration of and Common Stock Subject to Plan.

          (a)  Term. The Plan shall terminate on December 31, 2011. The foregoing notwithstanding, no termination of this Plan shall adversely affect the rights of any Participant with respect to any Award outstanding as of the time of such termination.

          (b)  Shares of Common Stock Subject to Plan. The maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan shall be Five Hundred Thousand (500,000), subject to adjustment as provided in Section 15 below.

            (i)    For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the foregoing limitations the number of shares of Common Stock subject to issuance upon exercise or settlement of Awards and the number of shares of Common Stock which equal the value of Restricted Unit Grants and other Stock-Based Awards, determined as at the dates on which such Awards are granted.

            (ii)  If any Awards shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan.

          (c)  Source of Common Stock. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares of Common Stock shall be issued under the Plan.

          (d)  Section 162(m) Limitation. Subject to the provisions of the Section 15 relating to adjustments upon changes in capitalization, no Participant shall be eligible to be granted Awards covering more than Two Hundred Thousand (200,000) shares of the Common Stock during any calendar year.

        5.    Eligibility. Persons eligible for Awards under the Plan shall consist of directors and employees of the Company and its Subsidiaries whose performance or potential contribution, in the judgement of the Committee, will benefit the future success of the Company.

        6.    Stock Options. Stock Options granted under the Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options (collectively referred to as "Stock Options"). Stock Options shall be subject to the following terms and conditions. Each Stock Option shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable.

          (a)  Grant. Stock Options may be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and in such form as the Committee may from time to time approve. Stock Options may be granted alone, in addition to or in tandem with other Awards under the Plan.

          (b)  Stock Option Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. In no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option. In the case of a Ten Percent Shareholder, the exercise price of an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of its grant.

          (c)  Option Term. The term of each Stock Option shall be fixed by the Committee. However, the term of Incentive Stock Options shall not exceed ten (10) years after the date the Incentive Stock Option is granted. Furthermore, the term of the Incentive Stock Options granted to Ten Percent Shareholders shall not exceed five (5) years after the date of its grant.

          (d)  Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant. However, no Stock Option shall be exercisable during the first six (6) months after the date such Stock Option is granted.

          (e)  Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price (i) in cash, (ii) if acceptable to the Committee, in shares of Common Stock already owned by the Participant, or (iii) by surrendering outstanding Awards denominated in stock or stock units, to the extent they are already vested. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of part or all of the purchase price of such shares.

          (f)    Special Rule of Incentive Stock Options. With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by the Code.

        7.    Stock Appreciation Rights. The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions. Furthermore, the Stock Appreciation Rights shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable.

          (a)  Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to (or if the Committee shall determine at the time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, or such other price as set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

          (b)  Grant. A Stock Appreciation Right may be granted in tandem with, in addition to, or completely independent of, a Stock Option or any other Award under the Plan.

          (c)  Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee, except that in no event shall a Stock Appreciation Right be exercisable within the first six (6) months after the date of grant. The Committee may also provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates, or that a Stock Appreciation Right may be exercised during only limited time periods.

          (d)  Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made (i) in cash, (ii) if acceptable to the Committee, in shares of Common Stock or (iii) any combination of the above, as the Committee shall determine. The Committee may elect to make this determination either at the time the Stock Appreciation Right is granted or at the time of exercise. However, any Stock Appreciation Right exercised upon or subsequent to the occurrence of a Change in Control (as defined in Section 16) shall be paid in cash.

        8.    Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Stock Grants or Restricted Unit Grants. Restricted Awards shall be subject to the following terms and conditions. Furthermore, the Restricted Awards shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable.

          (a)  Restricted Stock Grants. A Restricted Stock Grant is an Award of shares of Common Stock transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, as set forth in Paragraph (d) below.

          (b)  Restricted Unit Grants. A Restricted Unit Grant is an Award of units (with each unit having a value equivalent to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units upon termination of employment for specified reasons within a specified period of time, and restrictions on the sale, assignment, transfer or other disposition of such units.

          (c)  Grants of Awards. Restricted Awards may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve. Restricted Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Award made to any Participant. Each Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The certificate evidencing the shares shall be held in custody by the Company until the restrictions imposed thereon shall have lapsed or been removed.

          (d)  Restriction Period. Restricted Awards shall provide that in order for a Participant to vest in such Awards, the Participant must continuously provide services for the Company or its Subsidiaries, subject to relief for specified reasons, for a period of not less than six months commencing on the date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award ("Restriction Period"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments), the Participant shall be entitled to receive his or her Restricted Award or portion thereof, as the case may be.

          (e)  Payment of Awards. A Participant shall be entitled to receive payment for a Restricted Unit Grant (or portion thereof) in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award upon the expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit Grant shall be made as soon as practicable following the conclusion of the respective Restriction Period (i) in cash, (ii) if acceptable to the Committee, in shares of Common Stock equal to the number of units granted under the Restricted Unit Grant with respect to which such payment is made or (iii) in any combination of the above, as the Committee shall determine. The Committee may elect to make this determination either at the time the Award is granted or at the time it is settled.

          (f)    Rights as a Shareholder. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Grant with respect to which the dividends are issued.

        9.    Other Stock-Based and Combination Awards.

          (a)  The Committee may grant other Awards under the Plan pursuant to which Common Stock is or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Grants may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

          (b)  The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

          (c)  Subject to the provisions of the Plan, the Committee shall have authority to determine the individuals to whom and the time or times at which the Awards shall be made, the number of shares of Common Stock to be granted or covered pursuant to such Awards, and any and all other conditions and/or terms of the Awards.

        10.  Non-Employee Directors. Directors of the Company who are not employees of the Company ("Non-Employee Directors") shall receive Stock Options as set forth in this Section 10 without the requirement of any action by the Board of Directors or by the Committee. However, Non-Employee Directors shall only participate in the Plan to the extent specified in this Section 10.

          (a)  Each person who becomes a Non-Employee Director on or after the Effective Date shall automatically receive, on the date that the person becomes a Non-Employee Director (the "Original Grant Date"), a Non-Qualified Stock Option to acquire two thousand (2,000) shares of Common Stock less the number of shares of Common Stock, if any, underlying any Non-Qualified Stock Option grant made by the Company to such director on or after the Effective Date pursuant to Section 11(a) of the Company's 1993 Pacific Crest Capital, Inc. Equity Incentive Plan (the "1993 Plan").

          (b)  After each twelve (12) month period of continuous service as a Non-Employee Director after the Original Grant Date, each Non-Employee Director shall automatically receive a Non-Qualified Stock Option to acquire one thousand (1,000) shares of Common Stock less the number of shares of Common Stock, if any, underlying any Non-Qualified Stock Option grant made by the Company to such director on or after the Effective Date pursuant to Section 11(b) of the 1993 Plan.

          (c)  Each Non-Qualified Stock Option granted under Paragraphs (a) and (b) above shall become exercisable as to 25% of the shares of Common Stock subject to the Option on the first, second, third, and fourth anniversary dates of the grant.

          (d)  Each Non-Qualified Stock Option granted under this Section 10 shall expire upon the earliest of the following events:

            (i)    Ten (10) years from the date the Option was granted;

            (ii)  Three (3) months after the date on which the person ceases to be a director, except that if the cessation of services was caused by the person's death or becoming disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one (1) year after the cessation of such services.

          (e)  The exercise price of the Non-Qualified Stock Options granted under this Section 10 shall be one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant.

        11.  Deferral Elections. The Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or exercise of an Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, and (b) the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock.

        12.  Dividend Equivalents. Awards of Stock Options, Stock Appreciation Rights, Restricted Unit Grants and Other Stock-Based Awards may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems appropriate or necessary.

        13.  Termination of Employment. The terms and conditions under which an Award may be exercised after a Participant's termination of employment shall be determined by the Committee, except that in the event a Participant's employment with the Company or a Subsidiary terminates for any reason within six (6) months of the date of grant of any Award held by the Participant, the Award shall expire as of the date of such termination of employment and the Participant and the Participant's legal representative or beneficiary shall forfeit any and all rights pertaining to such Award.

        14.  Non-Transferability of Awards. No Award under the Plan, and no rights or interest therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Awards are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his or her legal representative.

        15.  Adjustments Upon Changes in Capitalization, Etc.

          (a)  The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

          (b)  In the event of any change in capitalization affecting the Common Stock of the Company after the Effective Date, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination, exchange of shares, other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, (ii) the maximum number of shares of Common Stock which may be sold or awarded to any Participant, (iii) the number of shares of Common Stock covered by each outstanding Award, and (iv) the price per share in respect of outstanding Awards.

          (c)  The Committee may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders. In the event that another corporation or business entity is being acquired by the Company, and the Company agrees to assume outstanding employee stock options and/or stock appreciation rights and/or the obligation to make future grants of options or rights to employees of the acquired entity, the aggregate number of shares of Common Stock available for Awards under Section 4 of the Plan may be increased accordingly.

        16.  Change in Control.

          (a)  In the event of a Change in Control (as defined in Paragraph (b) below) of the Company, and except as otherwise provided in Award agreements:

            (i)    All Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control; and

            (ii)  All restrictions and conditions of all Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed satisfied as of the date of the Change in Control.

          (b)  A "Change in Control" shall be deemed to have occurred upon the occurrence of any one (or more) of the following events:

            (i)    Any person, including a group as defined in Section 12(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company with respect to which 20% or more of the total number of votes for the election of the Board may be cast;

            (ii)  As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, persons who were directors of the Company just prior to such event shall cease to constitute a majority of the Board;

            (iii)  The stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

            (iv)  A tender offer or exchange offer is made for shares of the Company's Common Stock (other than one made by the Company) and shares of Common Stock are acquired thereunder ("Offer"). However, the acceleration of the exercisability of outstanding options upon the occurrence of an Offer shall be within the discretion of the Board.

        17.  Amendment and Termination. Without further approval of the stockholders, the Board may at any time terminate the Plan, or may amend it from time to time in such respects as the Board may deem advisable. However, the Board may not, without approval of the shareholders, make any amendment which would (a) increase the aggregate number of shares of Common Stock which may be issued under the Plan (except for adjustments pursuant to Section 15 of the Plan), (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to Participants under the Plan. Notwithstanding the above, the Board may amend the Plan to take into account changes in applicable securities, federal income tax laws and other applicable laws. Further, should the provisions of Rule 16b-3, or any successor rule, under the Exchange Act be amended, the Board may amend the Plan in accordance with any modifications to that rule without the need for shareholder approval. Notwithstanding the foregoing, the provisions of Section 10 may not be amended more than once every six months other than to comply with the changes in the Code or the Employee Retirement Income Security Act of 1974.

        18.  Miscellaneous Matters.

          (a)  Tax Withholding. The Company shall have the right to deduct from any settlement, including the delivery of shares, made under the Plan any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligation for the payment of such taxes. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

          (b)  No Right to Employment. Neither the adoption of the Plan nor the granting of any Award shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

          (c)  Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

          (d)  Annulment of Awards. The grant of any Award under the Plan payable in cash is provisional until cash is paid in settlement thereof. The grant of any Award payable in Common Stock is provisional until the Participant becomes entitled to the certificate in settlement thereof. In the event the employment of a Participant is terminated for cause (as defined below), any Award which is provisional shall be annulled as of the date of such termination for cause. For the purpose of this Section 18(d), the term "terminated for cause" means any discharge for violation of the policies and procedures of the Company or for other job performance or conduct which is detrimental to the best interests of the Company.

          (e)  Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state. Furthermore, such benefits shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that inclusion of an Award or portion of an Award should be included. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements (in addition to this Plan) as it deems necessary to attract, retain, and reward employees for their service with the Company and its Subsidiaries.

          (f)    Securities Law Restrictions. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (g)  Award Agreement. Each Participant receiving an Award under the Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine.

          (h)  Costs of Plan. The costs and expenses of administering the Plan shall be borne by the Company.

          (i)    Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

REVOCABLE PROXY	PACIFIC CREST CAPITAL, INC. Annual Meeting of Stockholders - May 10, 2002	REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned stockholder(s) of Pacific Crest Capital, Inc. (the "Company") hereby nominate(s), constitute(s) and appoint(s) Gary Wehrle and Robert J. Dennen, and each of them, as the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Hyatt Westlake Hotel, 880 South Westlake Blvd., Westlake Village, California 91361, at 2:00 p.m., on Friday, May 10, 2002, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally there at as follows:

PLEASE SIGN AND DATE ON REVERSE SIDE

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES LISTED AND "FOR" THE APPROVAL OF THE 2002 EQUITY INCENTIVE PLAN. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

^FOLD AND DETACH HERE^

PACIFIC CREST CAPITAL, INC.
PLEASE MARK YOUR VOTE IN THE OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY        ☒

This Proxy will be voted "FOR" the election of the Board of Directors' nominees.

		For	Against	Withhold Authority
1.	Election of Director- Nominee: Richard S. Orfalea - Term Expires 2005	☐	☐	☐

		For	Against	Withhold Authority
2.	Election of Director- Nominee: Gary Wehrle - Term Expires 2005.	☐	☐	☐

		For	Against	Withhold Authority
3.	Approval of the Pacific Crest Capital 2002 Equity Incentive Plan	☐	☐	☐
4.	OTHER BUSINESS: In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Meeting and any adjournment(s) or postponement(s) thereof.

The undersigned hereby ratifies and confirms all that said attorneys and proxyholders or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

(NOTE: Please date and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.)
I (We) do not expect to attend the Meeting.
Dated:	, 2002

Signature:

Signature:

^FOLD AND DETACH HERE^

PLEASE SIGN, DATE AND RETURN
THIS PROXY AS PROMPTLY AS POSSIBLE
IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FRIDAY, MAY 10, 2002
PACIFIC CREST CAPITAL, INC. PROXY STATEMENT TABLE OF CONTENTS
PROXY STATEMENT For the ANNUAL MEETING OF SHAREHOLDERS To be held Friday, May 10, 2002
BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
PROPOSAL 1. ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND COMMITTEES
INDEPENDENT AUDITORS FEES
COMPENSATION COMMITTEE REPORT
BOARD OF DIRECTORS COMPENSATION
Executive Compensation
Aggregated Stock Option/SAR Exercises in 2001 and Year-End Stock Option/SAR Values
Performance Graph
PROPOSAL 2: APPROVAL OF THE 2002 EQUITY INCENTIVE PLAN
PROPOSALS OF SHAREHOLDERS
ANNUAL REPORTS
OTHER BUSINESS
PACIFIC CREST CAPITAL, INC. 2002 EQUITY INCENTIVE PLAN